Exhibit (c)(2)(B) Preliminary Draft Subject to Review and Significant Revision Project Alpha Supplemental Discussion Materials July 28, 2022

Preliminary Draft Subject to Review and Significant Revision These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Alpha (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials supplement the “Project Alpha Discussion Materials Prepared for the Special Committee of the Board of Directors dated July 25, 2022 presented by Evercore to the Special Committee on that date in connection with the proposed transaction described in those materials (sometimes referred to as the July 25th Presentation ). These materials do not restate all of the assumptions and qualifications set forth in the July th 25 Presentation and must be read in conjunction with that presentation. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the th potential transaction described in the July 25 Presentation and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft Subject to Review and Significant Revision Supplemental Discussion Materials Overview of Pricing Sensitivities th ◼ Evercore utilized the NAV analysis presented in the July 25 Presentation and incorporated the following price sensitivities: 2022E 2023E 2024E 2025E 2026E Thereafter WTI ($ / Bbl) $98.13 $85.47 $78.40 $73.77 $70.54 $70.54 Strip Pricing as of July 20, 2022 HHUB ($ / MMBtu) 7.80 5.69 4.77 4.56 4.44 4.44 WTI ($ / Bbl) $102.55 $90.08 $78.91 $72.34 $66.60 $66.60 Consensus Pricing as of July 20, 2022 HHUB ($ / MMBtu) 6.28 5.10 4.20 3.88 3.49 3.49 Strip Pricing as of July 20, 2022 WTI ($ / Bbl) $103.13 $90.47 $83.40 $78.77 $75.54 $75.54 +$5.00/Bbl and +$0.75/MMBtu HHUB ($ / MMBtu) 8.55 6.44 5.52 5.31 5.19 5.19 WTI ($ / Bbl) $93.13 $80.47 $73.40 $68.77 $65.54 $65.54 Strip Pricing as of July 20, 2022 ($5.00)/Bbl and ($0.75)/MMBtu HHUB ($ / MMBtu) 7.05 4.94 4.02 3.81 3.69 3.69 1

Preliminary Draft Subject
to Review and Significant Revision

Supplemental Discussion Materials

Summary of Alpha Standalone Financial Sensitivities for NAV and Discounted Cash Flow Analyses

	Metric	Price Per Share	Description
Net Asset Value	Alpha NAV Model at Strip Pricing as of July 20, 2022	$55.02 – $77.22	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Consensus Pricing as of July 20, 2022	$47.75 – $66.48	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Strip Pricing as of July 20, 2022 +$5.00/Bbl | +$0.75/MMBtu	$65.91 – $91.90	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Strip Pricing as of July 20, 2022 -$5.00/Bbl | -$0.75/MMBtu	$44.27 – $62.62	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing as of July 20, 2022	$66.52 – $90.73	▪ Based on Alpha consolidated financials; Forecasted balance sheet as of 6/30/2022; 9.0%-10.0% WACC; 1.5%-2.5% perpetual growth rate; 4.0x-5.5x terminal EBITDAX exit multiple; 7/1/2022 valuation date
Discounted Cash Flow	Alpha Financial Projections at Consensus Pricing as of July 20, 2022	$56.41 – $80.06	▪ Based on Alpha consolidated financials; Forecasted balance sheet as of 6/30/2022; 9.0%-10.0% WACC; 1.5%-2.5% perpetual growth rate; 4.0x-5.5x terminal EBITDAX exit multiple; 7/1/2022 valuation date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing as of July 20, 2022 +$5.00/Bbl | +$0.75/MMBtu	$77.16 – $113.05	▪ Based on Alpha consolidated financials; Forecasted balance sheet as of 6/30/2022; 9.0%-10.0% WACC; 1.5%-2.5% perpetual growth rate; 4.0x-5.5x terminal EBITDAX exit multiple; 7/1/2022 valuation date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing as of July 20, 2022 -$5.00/Bbl | -$0.75/MMBtu	$52.49 – $76.24	▪ Based on Alpha consolidated financials; Forecasted balance sheet as of 6/30/2022; 9.0%-10.0% WACC; 1.5%-2.5% perpetual growth rate; 4.0x-5.5x terminal EBITDAX exit multiple; 7/1/2022 valuation date

Current Share Price (7/20/22): $66.51 Proposed Consideration (6/14/22): $70.00

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Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 7/20/2022

Note: No sensitivity analyses were prepared in connection with the other financial analyses summarized in the July 25th Presentation, and these sensitivities should be read in conjunction with all financial analyses summarized in that presentation, including the NAV and DCF analyses

Preliminary Draft Subject to Review and Significant Revision Supplemental Discussion Materials ($ in millions) Development Sensitivity Assumptions ◼ Evercore constructed a development sensitivity scenario utilizing the following assumptions: „ Accelerated development was spread evenly across Alpha’s four primary asset areas „ The development sensitivity adds two incremental rigs to each of the assets in each of the Bakken, Anadarko, Permian and Powder River operating areas in 2023, and one rig in each area in 2024 and 2025, returning to the company provided cadence in 2026 and beyond th „ All other assumptions are as discussed in materials presented in the July 25 Presentation Gross Operated Wells Spud – Gross Operated Wells Spud – th As Presented in the July 25 Presentation Development Sensitivity 569 566 600 600 524 516 513 499 77 110 500 500 453 58 54 81 430 66 128 66 400 109 400 109 109 82 109 109 305 305 91 84 73 74 74 300 300 98 84 75 49 49 75 30 30 79 200 200 67 67 277 275 275 252 249 249 221 100 100 196 159 159 - - 2H 2022 2023 2024 2025 2026 2H 2022 2023 2024 2025 2026 Bakken Anadarko PRB Permian Bakken Anadarko PRB Permian Source: Alpha NAV Model 3 Operated Wells Spud Operated Wells Spud

Preliminary Draft Subject to Review and Significant Revision Supplemental Discussion Materials ($ in millions) Development Sensitivity Assumptions (cont’d) Production Profile (MBoed) EBITDAX 565 558 600 $10,000 $9,024 $8,996 524 $8,713 $8,539 448 531 515 $7,500 396 $8,270 $8,243 $8,126 $8,041 474 400 435 396 $4,571 $5,000 $4,571 200 $2,500 $ - - 2H 2022 2023E 2024E 2025E 2026E 2H 2022 2023E 2024E 2025E 2026E 1 Capital Expenditures Free Cash Flow $3,790 $3,767 $4,000 $7,500 $3,575 $3,363 $5,593 $5,449 $5,205 $3,495 $3,000 $3,372 $4,946 $3,047 $5,000 $5,175 $4,994 $2,677 $4,871 $3,260 $4,631 $2,000 $1,311 $3,260 $2,500 $1,000 $1,311 $ - $ - 2H 2022 2023E 2024E 2025E 2026E 2H 2022 2023E 2024E 2025E 2026E NAV (Development Sensitivity) NAV (As Presented in the July 25th Presentation) Source: Alpha Financial Projections; Alpha NAV Model Note: Strip pricing is as of July 20, 2022 1. WaterCo CAPEX excluded from NAV projections; 2022-2026 forecasts, which excluded Permian water CAPEX, averaged between $30-45 million of WaterCo CAPEX per year 4

Preliminary Draft Subject
to Review and Significant Revision

Supplemental Discussion Materials

Alpha NAV Summary – Strip Pricing as of July 20, 2022

($ in millions, except per share amounts)

Asset Area	As Presented 7/25/22			Development Sensitivity		
	Low		High	Low		High
PDP						
North	$8,480		$9,080	$8,480		$9,080
South	6,217		6,752	6,217		6,752
PRB	1,276		1,368	1,276		1,368
Permian	3,180		3,468	3,180		3,468
TMRC	269		294	269		294
Total PDP	**$19,421**		**$20,962**	**$19,421**		**$20,962**
Technical PUD						
North	$4,284		$5,018	$4,357		$5,091
South	2,102		2,555	2,168		2,625
PRB	1,019		1,443	1,113		1,552
Permian	2,981		3,780	3,183		3,996
Technical PUD Reserves	**$10,387**		**$12,795**	**$10,822**		**$13,264**
PROB						
North	$813		$1,193	$868		$1,257
South	1,076		1,527	1,114		1,576
PRB	620		893	653		938
Permian	394		574	425		617
PROB Reserves	**$2,902**		**$4,187**	**$3,061**		**$4,388**
POSS						
North	$4		$47	$1		$47
South	376		575	399		607
PRB	310		548	351		607
Permian	313		413	324		434
POSS Reserves	**$1,003**		**$1,583**	**$1,075**		**$1,695**
Total Reserves	**$33,713**		**$39,528**	**$34,379**		**$40,310**
Total E&P Asset-Level Value	**$33,713**		**$39,528**	**$34,379**		**$40,310**
Less: Hedges[1]	(862)		(843)	(862)		(843)
Plus: Value of WaterCo	1,426		2,211	1,426		2,211
Plus: Invested Capital from Energy Innovations	100		100	100		100
Less: G&A[2]	(2,366)		(1,935)	(2,393)		(1,961)
Less: Cash Taxes[3]	(5,905)		(4,924)	(6,067)		(5,066)
Less: Minerals Non-Controlling Interest[4]	(292)		(254)	(296)		(258)
Less: Asset Retirement Obligation	(63)		(77)	(63)		(77)
Enterprise Value	**$25,750**		**$33,807**	**$26,224**		**$34,416**
Less: Net Debt		(5,778)			(5,778)	
Implied Equity Value	**$19,972**		**$28,028**	**$20,446**		**$28,638**
/ Fully Diluted Shares (millions)		363.0			363.0	
Implied Equity Value per Share	**$55.02**		**$77.22**	**$56.33**		**$78.90**

Source: Alpha NAV Model; FactSet market data as of 7/20/22
1. Assumes hedges held to expiration and discounted at 5-8%
2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (15.0%-19.1%)
3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.8%-17.5%)
4. TMRC consolidated in NAV; NCI represents FNV's share of future value associated with TMRC cash flows

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Preliminary Draft Subject to Review and Significant Revision Supplemental Discussion Materials Large Capitalization Peers with Basin Overlap – Trading Analysis 1 Alpha Market Cap as of 7/20/22 ($B) $25 $379 $118 $62 $38 32 423 126 65 43 TEV as of 7/20/22 ($B) 3.8x 4.4x 3.3x 4.0x 4.2x EV / '22E EBITDAX EV / '23E EBITDAX 4.0x 5.1x 3.7x 4.0x 4.1x Price / '22E CFPS 3.7x 5.2x 4.2x 4.8x 4.2x Price / '23E CFPS 3.7x 6.1x 4.7x 4.6x 4.3x FCF Yield '22E 13% 14% 17% 13% 17% FCF Yield '23E 13% 11% 14% 13% 16% Net Debt / '22E EBITDAX 0.7x 0.4x 0.4x 0.2x 0.5x Credit Rating Baa3 / BBB- Aa2 / AA- A3 / A- A3 / A- Baa3 / BBB LTM Relative Price Performance 250% Take Private Offer 200% 150% 128% 103% 100% 67% 59% 50% 48% --% (50%) 7/20/21 9/18/21 11/18/21 1/18/22 3/20/22 5/20/22 7/20/22 Alpha COP DVN EOG XOM Sources: FactSet data as of 7/20/2022 1. Alpha metrics calculated at $70.00 offer price 6

Preliminary Draft Subject to Review and Significant Revision Supplemental Discussion Materials Large Capitalization Peers with Basin Overlap – Acreage Map Bakken Anadarko Permian Powder River Basin Alpha ConocoPhillips Devon EOG Exxon 7

Preliminary Draft Subject to Review and Significant Revision Supplemental Discussion Materials ($ in millions, except per share amounts) Illustrative Sources and Uses of Proposed Transaction Illustrative Sources and Uses Sources of Cash Uses of Cash 1 3 Cash on Hand $1,544 Non-Hamm Family Common Stock $4,429 2 Alpha Credit Facility 2,500 Transaction Fees & Expenses 25 New Debt Issuance 410 Total Sources $4,454 Total Uses $4,454 Pro Forma Net Debt Credit Metrics Pro Forma Status Quo Pro Forma 4 2022E EBITDAX $8,179 $8,179 Existing Debt $6,331 4 2023E EBITDAX 7,554 7,554 Credit Facility Draw 2,500 New Debt Issuance 410 Net Debt $4,768 $9,221 Pro Forma Debt $9,241 4 Cash Prior to Transaction $1,564 Net Debt / 2022E EBITDAX 0.6x 1.1x 4 Net Change in Cash (1,544) Net Debt / 2023E EBITDAX 0.6 1.2 Pro Forma Cash $20 Net Debt / Proved Reserves ($/boe) $2.90 $5.60 Pro Forma Net Debt $9,221 Net Debt / PDP Reserves ($/boe) 5.35 10.34 Net Debt / Net Production ($/boed) 12,091 23,387 Debt / Equity 26% 36% Debt / Total Capitalization 21% 27% Source: Company filings and Alpha Management 1. Cash balance as of 6/30/22 plus free cash flow generated under strip pricing scenario in Q3 2022 2. Assumes $55 million currently drawn on Alpha’s credit facility will be paid down by transaction closing date 3. Based on 63.3 million shares outstanding at $70.00/share offer price 4. EBITDAX is based on the strip pricing scenario 8

Preliminary Draft Subject to Review and Significant Revision Appendix

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail Overview of Alpha NAV Assumptions ◼ Valuation assumes a 7/1/2022 effective date (i.e. starting point for NAV cash flows) ◼ Projected production and cash flows are based on the Alpha NAV Model provided by Alpha on 6/28/2022 and rolled forward to a 7/1/2022 effective date „ Alpha provided updates to PDP, remaining locations and drilling cadence as a part of this roll forward „ Selected discount rates by reserve category based on Evercore review of type curve areas provided in the Alpha NAV Model ◼ Hedges based on Company-provided hedge portfolio as of 5/24/2022 ◼ G&A assumptions are based on Company-provided projections in the Alpha NAV Model „ Per Alpha Management, G&A assumed to be $1.50 / Boe, with a maximum of $350 million per year, and decreasing 50% upon completion of full rig utilization in the Anadarko Basin in 2045 ◼ Cash taxes assume a year end 2021 net capitalized cost of $16.7 billion and 2021 year end Federal and Oklahoma NOL balances of $1.2 billion and $3.1 billion, respectively, each rolled forward to 7/1/2022 „ Cash taxes discount rate based on weighted average of discount rates applied to undiscounted cash flows by reserve category ◼ Net debt based on Alpha provided balances as of 6/30/2022 ◼ Fully diluted shares outstanding based on Alpha provided share count as of 5/24/2022 ◼ WaterCo valued as a standalone entity, including all capital expenditures ◼ Fully consolidated TMRC, with a deduct for the non-controlling interests associated with FNV’s economic interest in the venture ◼ Summit valued at invested capital as of 6/30/2022 (including capital invested in Ekona Power) 9

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail ($ in millions, except per share amounts) Alpha NAV Summary – Strip Pricing as of July 20, 2022 Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $13,468 $10,243 $9,080 $8,480 $7,980 $7,365 $6,590 $6,015 $5,567 $5,207 $8,480 $9,080 South 467,975 11,292 7,848 6,752 6,217 5,785 5,271 4,646 4,197 3,857 3,587 6,217 6,752 PRB 71,344 2,051 1,549 1,368 1,276 1,199 1,104 985 897 829 774 1,276 1,368 Permian 145,917 5,884 4,057 3,468 3,180 2,946 2,668 2,331 2,089 1,906 1,762 3,180 3,468 TMRC 16,371 516 346 294 269 249 226 198 178 163 152 269 294 Total PDP 1,230,085 $33,212 $24,042 $20,962 $19,421 $18,158 $16,635 $14,750 $13,376 $12,322 $11,481 $19,421 $20,962 Technical PUD North 607,743 $12,008 $7,839 $6,371 $5,628 $5,018 $4,284 $3,391 $2,762 $2,298 $1,944 $4,284 $5,018 South 406,336 8,806 4,641 3,484 2,958 2,555 2,102 1,596 1,267 1,038 871 2,102 2,555 PRB 437,466 9,575 3,865 2,448 1,860 1,443 1,019 616 401 277 200 1,019 1,443 Permian 476,130 14,406 7,465 5,433 4,498 3,780 2,981 2,108 1,563 1,201 949 2,981 3,780 Technical PUD Reserves 1,927,675 $44,796 $23,810 $17,736 $14,944 $12,795 $10,387 $7,712 $5,993 $4,813 $3,963 $10,387 $12,795 PROB North 343,976 $5,929 $3,119 $2,256 $1,853 $1,541 $1,193 $813 $577 $424 $319 $813 $1,193 South 582,826 10,354 4,396 2,980 2,392 1,969 1,527 1,076 806 630 508 1,076 1,527 PRB 231,160 4,664 2,346 1,680 1,377 1,147 893 620 451 340 263 620 893 Permian 124,011 3,366 1,594 1,113 902 744 574 394 284 212 162 394 574 PROB Reserves 1,281,974 $24,313 $11,454 $8,029 $6,524 $5,402 $4,187 $2,902 $2,119 $1,606 $1,252 $2,902 $4,187 POSS North 159,781 $2,713 $982 $557 $384 $264 $147 $47 $4 $-- $-- $4 $47 South 556,192 9,911 3,733 2,313 1,743 1,346 949 575 376 259 187 376 575 PRB 805,764 15,225 5,171 2,988 2,145 1,576 1,030 548 310 182 106 310 548 Permian 345,542 8,070 2,641 1,539 1,132 867 621 413 313 256 219 313 413 POSS Reserves 1,867,279 $35,918 $12,527 $7,397 $5,403 $4,052 $2,748 $1,583 $1,003 $697 $512 $1,003 $1,583 Total Reserves 6,307,012 $138,240 $71,833 $54,125 $46,293 $40,407 $33,956 $26,948 $22,491 $19,439 $17,208 $33,713 $39,528 Total E&P Asset-Level Value $138,240 $71,833 $54,125 $46,293 $40,407 $33,956 $26,948 $22,491 $19,439 $17,208 $33,713 $39,528 1 Less: Hedges (862) (843) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,905) (4,924) Less: Minerals Non-Controlling Interest⁴ (292) (254) Less: Asset Retirement Obligation (63) (77) Enterprise Value $25,750 $33,807 Less: Net Debt (5,778) Implied Equity Value $19,972 $28,028 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $55.02 $77.22 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.6%-17.3%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 10

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail ($ in millions, except per share amounts) Alpha NAV Summary – Strip Pricing +$5.00 / Bbl and +$0.75 / MMBtu Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $15,547 $11,657 $10,276 $9,569 $8,982 $8,264 $7,364 $6,700 $6,186 $5,774 $9,569 $10,276 South 467,975 13,041 8,968 7,684 7,058 6,555 5,958 5,234 4,717 4,325 4,015 7,058 7,684 PRB 71,344 2,340 1,747 1,536 1,429 1,340 1,231 1,094 994 916 853 1,429 1,536 Permian 145,917 6,482 4,436 3,782 3,462 3,204 2,898 2,526 2,261 2,060 1,902 3,462 3,782 TMRC 16,371 577 384 326 298 276 250 219 197 180 167 298 326 Total PDP 1,230,085 $37,987 $27,192 $23,604 $21,817 $20,356 $18,601 $16,438 $14,868 $13,667 $12,712 $21,817 $23,604 Technical PUD North 607,743 $14,425 $9,426 $7,679 $6,796 $6,071 $5,200 $4,139 $3,389 $2,835 $2,413 $5,200 $6,071 South 406,336 10,403 5,541 4,186 3,567 3,092 2,558 1,958 1,566 1,292 1,092 2,558 3,092 PRB 437,466 11,385 4,695 3,016 2,314 1,813 1,301 808 540 383 283 1,301 1,813 Permian 476,130 16,372 8,557 6,261 5,202 4,388 3,479 2,482 1,855 1,438 1,146 3,479 4,388 Technical PUD Reserves 1,927,675 $52,585 $28,219 $21,142 $17,880 $15,364 $12,538 $9,387 $7,351 $5,948 $4,933 $12,538 $15,364 PROB North 343,976 $7,338 $3,932 $2,881 $2,388 $2,004 $1,573 $1,097 $798 $600 $463 $1,097 $1,573 South 582,826 12,774 5,425 3,670 2,942 2,418 1,872 1,317 988 774 626 1,317 1,872 PRB 231,160 5,588 2,847 2,055 1,694 1,419 1,114 784 580 445 351 784 1,114 Permian 124,011 3,881 1,858 1,308 1,065 884 687 479 352 268 209 479 687 PROB Reserves 1,281,974 $29,581 $14,061 $9,914 $8,088 $6,725 $5,246 $3,678 $2,718 $2,087 $1,649 $3,678 $5,246 POSS North 159,781 $3,392 $1,307 $783 $565 $411 $258 $118 $52 $19 $3 $52 $118 South 556,192 12,127 4,665 2,924 2,219 1,724 1,227 755 501 352 258 501 755 PRB 805,764 18,604 6,501 3,831 2,789 2,081 1,395 778 468 296 194 468 778 Permian 345,542 9,486 3,118 1,818 1,336 1,021 729 482 363 297 254 363 482 POSS Reserves 1,867,279 $43,609 $15,592 $9,356 $6,909 $5,238 $3,609 $2,133 $1,384 $963 $708 $1,384 $2,133 Total Reserves 6,307,012 $163,762 $85,064 $64,016 $54,695 $47,683 $39,994 $31,636 $26,321 $22,665 $20,002 $39,417 $46,348 Total E&P Asset-Level Value $163,762 $85,064 $64,016 $54,695 $47,683 $39,994 $31,636 $26,321 $22,665 $20,002 $39,417 $46,348 1 Less: Hedges (1,168) (1,140) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (7,317) (6,091) Less: Minerals Non-Controlling Interest⁴ (324) (282) Less: Asset Retirement Obligation (63) (77) Enterprise Value $29,703 $39,136 Less: Net Debt (5,778) Implied Equity Value $23,925 $33,358 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $65.91 $91.90 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.7%-17.4%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 11

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail ($ in millions, except per share amounts) Alpha NAV Summary – Strip Pricing -$5.00 / Bbl and -$0.75 / MMBtu Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $11,390 $8,829 $7,883 $7,391 $6,978 $6,467 $5,816 $5,329 $4,948 $4,639 $7,391 $7,883 South 467,975 9,543 6,728 5,821 5,376 5,014 4,584 4,057 3,678 3,388 3,159 5,376 5,821 PRB 71,344 1,762 1,351 1,200 1,123 1,058 978 876 801 742 694 1,123 1,200 Permian 145,917 5,286 3,677 3,154 2,897 2,688 2,439 2,135 1,917 1,752 1,621 2,897 3,154 TMRC 16,371 456 307 261 240 222 202 178 160 147 137 240 261 Total PDP 1,230,085 $28,438 $20,891 $18,321 $17,026 $15,960 $14,668 $13,062 $11,885 $10,976 $10,250 $17,026 $18,321 Technical PUD North 607,743 $9,610 $6,256 $5,065 $4,461 $3,964 $3,368 $2,643 $2,134 $1,760 $1,476 $3,368 $3,964 South 406,336 7,209 3,741 2,783 2,349 2,017 1,647 1,235 968 784 650 1,647 2,017 PRB 437,466 7,765 3,035 1,880 1,406 1,072 738 425 263 171 116 738 1,072 Permian 476,130 12,441 6,373 4,605 3,794 3,173 2,484 1,735 1,270 964 752 2,484 3,173 Technical PUD Reserves 1,927,675 $37,025 $19,406 $14,333 $12,009 $10,226 $8,236 $6,038 $4,635 $3,679 $2,994 $8,236 $10,226 PROB North 343,976 $4,531 $2,308 $1,632 $1,319 $1,079 $813 $528 $356 $247 $175 $528 $813 South 582,826 7,933 3,366 2,289 1,843 1,521 1,183 835 625 486 389 835 1,183 PRB 231,160 3,741 1,845 1,304 1,060 875 672 455 322 236 176 455 672 Permian 124,011 2,851 1,329 919 739 605 460 309 217 157 115 309 460 PROB Reserves 1,281,974 $19,057 $8,849 $6,145 $4,960 $4,079 $3,128 $2,127 $1,520 $1,126 $855 $2,127 $3,128 POSS North 159,781 $2,037 $658 $332 $203 $117 $37 $-- $-- $-- $-- $-- $-- South 556,192 7,694 2,801 1,703 1,267 967 670 395 250 167 115 250 395 PRB 805,764 11,846 3,840 2,144 1,500 1,071 666 317 153 67 19 153 317 Permian 345,542 6,655 2,164 1,260 928 712 513 345 263 216 185 263 345 POSS Reserves 1,867,279 $28,231 $9,464 $5,439 $3,898 $2,867 $1,887 $1,057 $666 $450 $320 $666 $1,057 Total Reserves 6,307,012 $112,752 $58,609 $44,237 $37,894 $33,132 $27,919 $22,284 $18,706 $16,231 $14,418 $28,054 $32,732 Total E&P Asset-Level Value $112,752 $58,609 $44,237 $37,894 $33,132 $27,919 $22,284 $18,706 $16,231 $14,418 $28,054 $32,732 1 Less: Hedges (557) (546) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (4,487) (3,753) Less: Minerals Non-Controlling Interest⁴ (259) (226) Less: Asset Retirement Obligation (63) (77) Enterprise Value $21,847 $28,506 Less: Net Debt (5,778) Implied Equity Value $16,069 $22,728 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $44.27 $62.62 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.5%-17.1%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 12

Preliminary Draft Subject to Review and Significant Revision ($ in millions, except per share values) Supplemental Detail Alpha Discounted Cash Flow Analysis – Strip Pricing as of July 20, 2022 For Years Ending December 31, LTM EBITDAX Perpetuity 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,257 $7,714 $7,392 $7,180 $7,236 $7,236 $7,236 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,670 $4,849 $5,160 $5,215 $5,540 $3,506 1 Less: Taxes (133) (572) (1,290) (1,304) (1,385) (877) EBIAT $2,536 $4,277 $3,870 $3,912 $4,155 $2,630 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (314) (71) 105 (3) 58 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $2,222 $3,578 $2,916 $2,336 $2,180 $2,630 EBITDAX Multiple / Perpetuity Growth Rate 4.8x 2.0% Implied Terminal Value $34,370 $35,064 PV of Terminal Value @ 9.5% Discount Rate 22,846 23,308 11,168 11,168 Plus: PV of Unlevered Free Cash Flow @ 9.5% Discount Rate Implied Enterprise Value $34,014 $34,476 Less: Net Debt as of 6/30/22 ($5,778) ($5,778) Implied Equity Value $28,236 $28,698 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $77.78 $79.06 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 8.50% $60.24 $70.59 $80.95 $91.31 $101.66 8.50% $82.28 $87.06 $92.57 $99.01 $106.61 9.00% 59.06 69.20 79.35 89.49 99.64 9.00% 76.55 80.65 85.33 90.73 97.03 9.50% 57.91 67.85 77.78 87.72 97.66 9.50% 71.50 75.04 79.06 83.64 88.94 10.00% 56.79 66.52 76.26 85.99 95.73 10.00% 67.02 70.10 73.57 77.50 82.00 10.50% 55.69 65.23 74.76 84.30 93.84 10.50% 63.01 65.71 68.74 72.13 75.99 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 4.5% (4.4%) (2.8%) (1.7%) (0.9%) (0.3%) 4.5% 10.4x 12.1x 14.5x 18.2x 24.2x 7.0% (2.1%) (0.5%) 0.6% 1.4% 2.1% 7.0% 6.1 6.6 7.3 8.1 9.1 9.5% 0.2% 1.8% 3.0% 3.8% 4.5% 9.5% 4.3 4.5 4.8 5.2 5.6 12.0% 2.5% 4.2% 5.3% 6.2% 6.8% 12.0% 3.3 3.5 3.6 3.8 4.0 14.5% 4.8% 6.5% 7.7% 8.6% 9.2% 14.5% 2.7 2.8 2.9 3.0 3.2 13 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model

Preliminary Draft Subject to Review and Significant Revision ($ in millions, except per share values) Supplemental Detail Alpha Discounted Cash Flow Analysis – Strip Pricing +$5.00 / Bbl and +$0.75 / MMBtu For Years Ending December 31, LTM EBITDAX Perpetuity 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,500 $8,276 $8,034 $7,937 $8,040 $8,040 $8,040 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,913 $5,411 $5,802 $5,973 $6,343 $4,310 1 Less: Taxes (146) (761) (1,450) (1,493) (1,586) (1,078) EBIAT $2,767 $4,650 $4,351 $4,480 $4,758 $3,233 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (285) (138) 106 (6) 62 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $2,482 $3,884 $3,398 $2,902 $2,786 $3,233 EBITDAX Multiple / Perpetuity Growth Rate 4.8x 2.0% Implied Terminal Value $38,188 $43,103 PV of Terminal Value @ 9.5% Discount Rate 25,384 28,651 12,956 12,956 Plus: PV of Unlevered Free Cash Flow @ 9.5% Discount Rate Implied Enterprise Value $38,340 $41,607 Less: Net Debt as of 6/30/22 ($5,778) ($5,778) Implied Equity Value $32,562 $35,829 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $89.70 $98.70 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 8.50% $70.25 $81.76 $93.27 $104.77 $116.28 8.50% $102.65 $108.52 $115.30 $123.21 $132.56 9.00% 68.92 80.19 91.46 102.73 114.01 9.00% 95.62 100.65 106.41 113.05 120.79 9.50% 67.62 78.66 89.70 100.74 111.78 9.50% 89.42 93.77 98.70 104.34 110.84 10.00% 66.35 77.16 87.98 98.80 109.61 10.00% 83.91 87.70 91.96 96.80 102.32 10.50% 65.10 75.70 86.30 96.90 107.50 10.50% 78.99 82.31 86.03 90.20 94.94 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 4.5% (5.6%) (3.8%) (2.6%) (1.7%) (1.0%) 4.5% 11.5x 13.4x 16.1x 20.1x 26.8x 7.0% (3.3%) (1.5%) (0.3%) 0.7% 1.4% 7.0% 6.7 7.3 8.0 8.9 10.1 9.5% 4.7 5.0 5.4 5.7 6.2 9.5% (1.1%) 0.8% 2.1% 3.0% 3.7% 12.0% 1.2% 3.1% 4.4% 5.4% 6.1% 12.0% 3.7 3.8 4.0 4.2 4.5 14.5% 3.5% 5.4% 6.7% 7.7% 8.5% 14.5% 3.0 3.1 3.2 3.4 3.5 14 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model

Preliminary Draft Subject to Review and Significant Revision ($ in millions, except per share values) Supplemental Detail Alpha Discounted Cash Flow Analysis – Strip Pricing -$5.00 / Bbl and -$0.75 / MMBtu For Years Ending December 31, LTM EBITDAX Perpetuity 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,014 $7,144 $6,749 $6,422 $6,432 $6,432 $6,432 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,426 $4,280 $4,517 $4,458 $4,736 $2,703 1 Less: Taxes (121) (381) (1,129) (1,114) (1,184) (676) EBIAT $2,305 $3,899 $3,388 $3,343 $3,552 $2,027 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (343) (3) 105 (1) 55 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,962 $3,267 $2,434 $1,771 $1,574 $2,027 EBITDAX Multiple / Perpetuity Growth Rate 4.8x 2.0% Implied Terminal Value $30,551 $27,026 PV of Terminal Value @ 9.5% Discount Rate 20,308 17,964 9,375 9,375 Plus: PV of Unlevered Free Cash Flow @ 9.5% Discount Rate Implied Enterprise Value $29,683 $27,340 Less: Net Debt as of 6/30/22 ($5,778) ($5,778) Implied Equity Value $23,905 $21,561 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $65.85 $59.40 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 8.50% $50.21 $59.41 $68.62 $77.82 $87.03 8.50% $61.89 $65.58 $69.83 $74.79 $80.65 9.00% 49.19 58.20 67.22 76.24 85.25 9.00% 57.47 60.63 64.24 68.40 73.26 9.50% 48.19 57.02 65.85 74.69 83.52 9.50% 53.58 56.30 59.40 62.93 67.01 10.00% 47.21 55.87 64.52 73.17 81.83 10.00% 50.11 52.49 55.16 58.19 61.66 10.50% 46.26 54.74 63.22 71.70 80.17 10.50% 47.02 49.10 51.43 54.05 57.02 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.25x 4.00x 4.75x 5.50x 6.25x 1.0% 1.5% 2.0% 2.5% 3.0% 4.5% (2.8%) (1.5%) (0.6%) 0.0% 0.6% 4.5% 9.0x 10.5x 12.6x 15.8x 21.0x 7.0% (0.5%) 0.8% 1.8% 2.4% 3.0% 7.0% 5.3 5.7 6.3 7.0 7.9 9.5% 3.7 3.9 4.2 4.5 4.8 9.5% 1.8% 3.2% 4.1% 4.8% 5.4% 12.0% 4.2% 5.5% 6.5% 7.2% 7.8% 12.0% 2.9 3.0 3.2 3.3 3.5 14.5% 6.5% 7.9% 8.9% 9.6% 10.2% 14.5% 2.3 2.4 2.5 2.6 2.7 15 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail ($ in millions, except per share amounts) Alpha NAV Summary – Strip Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $13,468 $10,243 $9,080 $8,480 $7,980 $7,365 $6,590 $6,015 $5,567 $5,207 $8,480 $9,080 South 467,975 11,292 7,848 6,752 6,217 5,785 5,271 4,646 4,197 3,857 3,587 6,217 6,752 PRB 71,344 2,051 1,549 1,368 1,276 1,199 1,104 985 897 829 774 1,276 1,368 Permian 145,917 5,884 4,057 3,468 3,180 2,946 2,668 2,331 2,089 1,906 1,762 3,180 3,468 TMRC 16,371 516 346 294 269 249 226 198 178 163 152 269 294 Total PDP 1,230,085 $33,212 $24,042 $20,962 $19,421 $18,158 $16,635 $14,750 $13,376 $12,322 $11,481 $19,421 $20,962 Technical PUD North 607,743 $12,008 $7,839 $6,371 $5,628 $5,018 $4,284 $3,391 $2,762 $2,298 $1,944 $4,284 $5,018 South 406,336 8,806 4,641 3,484 2,958 2,555 2,102 1,596 1,267 1,038 871 2,102 2,555 PRB 437,466 9,575 3,865 2,448 1,860 1,443 1,019 616 401 277 200 1,019 1,443 Permian 476,130 14,406 7,465 5,433 4,498 3,780 2,981 2,108 1,563 1,201 949 2,981 3,780 Technical PUD Reserves 1,927,675 $44,796 $23,810 $17,736 $14,944 $12,795 $10,387 $7,712 $5,993 $4,813 $3,963 $10,387 $12,795 PROB North 343,976 $5,929 $3,119 $2,256 $1,853 $1,541 $1,193 $813 $577 $424 $319 $813 $1,193 South 582,826 10,354 4,396 2,980 2,392 1,969 1,527 1,076 806 630 508 1,076 1,527 PRB 231,160 4,664 2,346 1,680 1,377 1,147 893 620 451 340 263 620 893 Permian 124,011 3,366 1,594 1,113 902 744 574 394 284 212 162 394 574 PROB Reserves 1,281,974 $24,313 $11,454 $8,029 $6,524 $5,402 $4,187 $2,902 $2,119 $1,606 $1,252 $2,902 $4,187 POSS North 159,781 $2,713 $982 $557 $384 $264 $147 $47 $4 $-- $-- $4 $47 South 556,192 9,911 3,733 2,313 1,743 1,346 949 575 376 259 187 376 575 PRB 805,764 15,225 5,171 2,988 2,145 1,576 1,030 548 310 182 106 310 548 Permian 345,542 8,070 2,641 1,539 1,132 867 621 413 313 256 219 313 413 POSS Reserves 1,867,279 $35,918 $12,527 $7,397 $5,403 $4,052 $2,748 $1,583 $1,003 $697 $512 $1,003 $1,583 Total Reserves 6,307,012 $138,240 $71,833 $54,125 $46,293 $40,407 $33,956 $26,948 $22,491 $19,439 $17,208 $33,713 $39,528 Total E&P Asset-Level Value $138,240 $71,833 $54,125 $46,293 $40,407 $33,956 $26,948 $22,491 $19,439 $17,208 $33,713 $39,528 1 Less: Hedges (862) (843) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,905) (4,924) Less: Minerals Non-Controlling Interest⁴ (292) (254) Less: Asset Retirement Obligation (63) (77) Enterprise Value $25,750 $33,807 Less: Net Debt (5,778) Implied Equity Value $19,972 $28,028 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $55.02 $77.22 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.6%-17.3%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 16

Preliminary Draft Subject to Review and Significant Revision Supplemental Detail ($ in millions, except per share amounts) Development Sensitivity – Strip Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $13,468 $10,243 $9,080 $8,480 $7,980 $7,365 $6,590 $6,015 $5,567 $5,207 $8,480 $9,080 South 467,975 11,292 7,848 6,752 6,217 5,785 5,271 4,646 4,197 3,857 3,587 6,217 6,752 PRB 71,344 2,051 1,549 1,368 1,276 1,199 1,104 985 897 829 774 1,276 1,368 Permian 145,917 5,884 4,057 3,468 3,180 2,946 2,668 2,331 2,089 1,906 1,762 3,180 3,468 TMRC 16,371 516 346 294 269 249 226 198 178 163 152 269 294 Total PDP 1,230,085 $33,212 $24,042 $20,962 $19,421 $18,158 $16,635 $14,750 $13,376 $12,322 $11,481 $19,421 $20,962 Technical PUD North 607,743 $12,016 $7,896 $6,439 $5,700 $5,091 $4,357 $3,461 $2,826 $2,356 $1,996 $4,357 $5,091 South 406,336 8,832 4,710 3,558 3,031 2,625 2,168 1,653 1,316 1,079 906 2,168 2,625 PRB 437,466 9,642 4,005 2,580 1,981 1,552 1,113 688 456 320 234 1,113 1,552 Permian 476,130 14,456 7,670 5,655 4,720 3,996 3,183 2,283 1,710 1,324 1,051 3,183 3,996 Technical PUD Reserves 1,927,675 $44,946 $24,281 $18,231 $15,431 $13,264 $10,822 $8,085 $6,309 $5,079 $4,187 $10,822 $13,264 PROB North 343,976 $5,957 $3,187 $2,328 $1,924 $1,610 $1,257 $868 $624 $463 $352 $868 $1,257 South 582,826 10,388 4,466 3,047 2,454 2,026 1,576 1,114 836 653 525 1,114 1,576 PRB 231,160 4,680 2,402 1,738 1,432 1,198 938 653 475 356 273 653 938 Permian 124,011 3,376 1,654 1,173 957 795 617 425 307 229 174 425 617 PROB Reserves 1,281,974 $24,402 $11,709 $8,285 $6,768 $5,629 $4,388 $3,061 $2,243 $1,701 $1,324 $3,061 $4,388 POSS North 159,781 $2,711 $996 $569 $393 $271 $152 $47 $1 $-- $-- $1 $47 South 556,192 9,935 3,805 2,380 1,803 1,399 993 607 399 276 198 399 607 PRB 805,764 15,273 5,322 3,124 2,266 1,682 1,116 607 351 209 125 351 607 Permian 345,542 8,223 2,763 1,629 1,203 923 660 434 324 262 223 324 434 POSS Reserves 1,867,279 $36,142 $12,885 $7,701 $5,666 $4,275 $2,921 $1,695 $1,075 $748 $546 $1,075 $1,695 Total Reserves 6,307,012 $138,702 $72,917 $55,180 $47,286 $41,327 $34,765 $27,591 $23,003 $19,850 $17,538 $34,379 $40,310 Total E&P Asset-Level Value $138,702 $72,917 $55,180 $47,286 $41,327 $34,765 $27,591 $23,003 $19,850 $17,538 $34,379 $40,310 1 Less: Hedges (862) (843) Plus: Value of WaterCo 1,426 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,393) (1,961) 3 Less: Cash Taxes (6,067) (5,066) Less: Minerals Non-Controlling Interest⁴ (296) (258) Less: Asset Retirement Obligation (63) (77) Enterprise Value $26,224 $34,416 Less: Net Debt (5,778) Implied Equity Value $20,446 $28,638 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $56.33 $78.90 Source: Alpha NAV Model; FactSet market data as of 7/20/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.7%-17.3%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 17